Exhibit 99.2

RailAmerica 2005 Guidance

Forward Looking Statements and Forecasts This presentation contains forward-looking statements, forecasts, and information regarding future events and the future performance of RailAmerica that involve risks and uncertainties that could cause actual results and actions to differ materially, including, but not limited to, fuel costs, foreign currency risks, weather, Class I congestion, failure to successfully integrate recent acquisitions, failure to service debt, economic conditions, customer demand, increased competition in the relevant market, tax benefits and others. The Company refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as the Company's Form 10-K, 10-Q, and 8-K reports, which contain additional important factors that could cause actual results to differ from its current expectations and from the forward-looking statements made in this presentation. The forecasts included in this presentation represent RailAmerica's estimate of its anticipated results of operations. The forecasts prepared by RailAmerica's management are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon assumptions with respect to future business decisions that are subject to change. These forecasts are not necessarily indicative of the Company's future results of operations. The Company cautions against placing undue reliance on forward-looking statements or forecasts, which reflect the Company's current beliefs and are based on information currently available to it as of the date a forward-looking statement or forecast is made. The Company does not intend to update or otherwise revise these statements or forecasts to reflect circumstances existing after the date hereof or to reflect the occurrence of future events, even in the event the assumptions or estimates underlying them are shown to be in error. In the event that the Company does update any forward-looking statements or forecasts, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statements or forecasts.

2005 PRIORITIES Providing superior customer service Maintaining a safe and rewarding work environment Levering the strengths of our personnel Increasing shareholder value

2005 FINANCIAL OUTLOOK Revenue ~ $425 - $435 million Operating income ~ $64 - $70 million Consolidated operating ratio of 84% - 85% Depreciation of ~ $30 million Interest expense ~ $18 - $20 million Income from continuing operations ~ $37 - $40 million EPS from continuing operations ~ $0.94 - $1.02 EPS includes ~ 1¢ charge for expensing of stock options and 1¢ for anticipated bond redemption Capital expenditures ~ $58 million + project investments Free cash flow ~ $15 to $20 million Estimates as of January 20, 2005

2005 KEY ASSUMPTIONS Total revenue growth ~ 8% - 10% "Same railroad" revenue growth ~ 5% - 7% "Same railroad" carload growth ~ 1% - 2% Fuel price per gallon ~ $1.50 Includes 20¢ - 22¢ of transportation and taxes ~ 30% hedged at $1.45 ~ 30% of carloads benefit from fuel surcharge Union Pacific has joined the two Eastern Class I railroads by entering into a fuel surcharge sharing arrangement with RailAmerica Effective tax rate ~ 17% - 19% Includes ~ $10 million for track maintenance credit 39 million average shares outstanding ~ 35 million average shares outstanding in 2004 ~ 38 million average shares outstanding in Q4 2004 No additional acquisitions or divestitures

FIRST QUARTER 2005 OUTLOOK Revenue ~ $105 - $107 million Operating income ~ $12 - $14 million Consolidated operating ratio of 87% - 88% Depreciation ~ $7 million Average fuel price per gallon ~ $1.55 Interest expense ~ $4- $5 million Income from continuing operations ~ $7 - $8 million 38.5 million average shares outstanding EPS from continuing operations ~ $0.16 - $0.19

SIGNIFICANT RISK FACTORS Continued Class I congestion Inclement weather Fuel price volatility Slower than expected results from safety initiatives Weaker economic conditions